UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 7, 2007

TURBOCHEF TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32334	48-1100390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 1900, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(678) 987-1700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS, ELECTION OF DIRECTORS, APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)    Compensatory Arrangements of Certain Officers

On December 7, 2007, the Compensation Committee of the Board of Directors of TurboChef Technologies, Inc. (the “Company”) approved an agreement with a named executive officer and with the Company’s principal financial officer to amend certain outstanding stock option agreements to increase their respective exercise prices, and to award restricted stock units as compensation for such increased exercise prices, under the Company’s 2003 Stock Incentive Plan (the “Plan”).

The Company had determined that the subject stock option agreements had exercise prices per share that were less than the fair market value of the Company’s common stock on the proper measurement date for the grants for financial accounting purposes.  The amendments increase the exercise price for the unexercised portion of the affected stock options to the fair market value of the shares on the proper measurement date.  The purpose of the amendments is to help the officers avoid unfavorable tax consequences for discounted stock options under Section 409A of the Internal Revenue Code.  All of the amended stock options were granted to the officers prior to the dates upon which each became an executive officer for purposes of Section 16 under the Securities Exchange Act of 1934.

The restricted stock units awarded to the executive officers as part of the option amendment agreement are denominated in the dollar amount of the difference between the original exercise price for the options and the new exercise price.  The restricted stock units shall settle in shares of the Company’s common stock on March 7, 2008, based upon the closing price of the shares on the last trading day before that settlement date.  A form of Stock Options Amendment Agreement used under the Plan and entered into with each of the executive officers is filed with this report as Exhibit 10.1.

Mr. Paul Lehr agreed to amend 4,666 outstanding stock options to increase the exercise price from $10.20 to $14.58 and was awarded restricted stock units in the amount of $20,437.  Mr. Jose Miguel Fernandez de Castro agreed to amend 33,333 outstanding stock options to increase the exercise price from $9.66 to $14.58 and 15,000 outstanding stock options from $10.35 to $11.95 and was awarded restricted stock units in the amount of $187,998.

ITEM 9.01                             FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

Exhibit No.	Description

10.1	Form of Stock Options Amendment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURBOCHEF TECHNOLOGIES, INC.

(Registrant)

By: /s/Dennis J. Stockwell

Date: December 10, 2007	Vice President and General Counsel